EXHIBIT 10.16

SECOND AMENDMENT TO CREDIT AGREEMENT

This Second Amendment to Credit Agreement (the “Amendment”) is made as of February 14, 2020 (the “Effective Date”), by and among HIGHLANDS REIT, INC., a Maryland corporation (the “Borrower”), and THE HUNTINGTON NATIONAL BANK, as “Agent” and as an existing “Lender”.

R E C I T A L S

A. Borrower, Agent and certain other Lenders have entered into a Credit Agreement dated as of February 15, 2019, as amended by that certain First Amendment to Credit Agreement dated as of November 12, 2019 (collectively, the “Original Credit Agreement”). All capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Original Credit Agreement.

B. Borrower and Lenders wish to amend the Original Credit Agreement to modify certain of the terms, covenants and provisions in the Original Credit Agreement, all as set forth herein.

NOW, THEREFORE, in consideration of the foregoing Recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENTS

1. The foregoing Recitals to this Amendment hereby are incorporated into and made part of this Amendment.

2. Section 2.1(b) of the Original Credit Agreement is hereby deleted in its entirety and replaced with the following:

(b) Term Facility. Subject to the terms and conditions set forth herein, on the Closing Date, each Term Lender severally agrees to make a Term Loan to the Borrower in the aggregate principal amount equal to such Term Lender’s Term Loan Commitment. The Term Loans shall mature on the Term Loan Maturity Date. The initial Advance of the Term Loan shall be $30,000,000 and the remaining Term Loan Commitments of $20,000,000 may be drawn in increments of $10,000,000, in up to two Advances (in addition to the initial Advance) by Borrower’s (x) delivery of a Request for Loan, in the form attached hereto as Exhibit C, to Agent and (y) satisfaction of each of the conditions to an Advance set forth in §11; provided that the Loan Exposure, after giving effect to Borrower’s requested Advance of a Term Loan, shall not exceed the lesser of the Total Commitment and Pool Property Availability. Any amount of the Term Loan that remains undrawn during the period commencing on March 18, 2019 and ending on December 31, 2020 (the “Undrawn Term Loan Commitments”) shall be subject to an unused fee payable in arrears to the Agent for the account of each Term Lender, computed on a daily basis by multiplying (i) twenty five (25) basis points (0.25%) per annum, expressed as a per diem rate, times (ii) the undrawn portion of the Term Loan Commitments on such day (the “Term Loan Unused Fee”). Borrower shall make the first payment of the Term Loan Unused Fee to Administrative Agent on or prior to February 14, 2020 for all amounts accrued up to and on December 31, 2019. Thereafter, Borrower shall make payments of the Term Loan Unused Fee quarterly in arrears on the last Business Day of each March, June, September and December of 2020 for all amounts accrued up to and on such date. Any portion of the Undrawn Term Loan Commitments that remains undrawn as of December 31, 2020, shall thereafter be unavailable for Borrower to draw, and (i) the Term Loan Commitments shall be reduced accordingly, pro rata among the Term Lenders, and (ii) the Term Loan Unused Fee shall no longer accrue on the Undrawn Term Loan Commitments. Following its receipt of any such Term Loan Unused Fee, Agent shall promptly pay to each Term Lender an amount equal to such Term Lender’s Term Loan Commitment Percentage of the daily amount of such Term Loan Unused Fee based on such Term Lender’s Term Loan Commitment on such day. The Borrower may not reborrow any portion of any Term Loan once repaid. Term Loans may be Base Rate Loans or LIBOR Rate Loans, as further provided herein.

3. Borrower hereby represents and warrants that, as of the Effective Date, there is no Default or Event of Default, the representations and warranties contained in Article 6 of the Original Credit Agreement are true and correct in all material respects, Borrower has no offsets or claims against Lender and Borrower has full power and authority to execute this Amendment.

4. As expressly modified as provided herein, the Original Credit Agreement shall continue in full force and effect.

5. All references in the Loan Documents to the Original Credit Agreement henceforth shall be deemed to refer to the Original Credit Agreement as amended by this Amendment. In the event of a conflict or inconsistency between the provisions of the Loan Documents and the provisions of this Amendment, the provisions of this Amendment shall govern.

6. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart.

7. The undersigned Guarantors, having executed and joined in this Amendment as shown below, jointly and severally, hereby (i) approve and ratify this Amendment, (ii) confirm that they have previously joined in, or hereby join in, that certain Guaranty dated as of February 15, 2019 and Environmental Indemnity dated as of February 15, 2019 (as each may be amended, restated, extended, supplemented or otherwise modified in writing from time to time, collectively, the “Guaranty”), that they are Guarantors or Indemnitors, as applicable, under the Guaranty and that their obligations under the Guaranty will continue in full force and effect and (iii) agree to fully and timely perform each and every obligation of a Guarantor or Indemnitor, as applicable, under and in accordance with such Guaranty.

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IN WITNESS HEREOF, the parties have executed and delivered this Amendment as of the date first written above.

BORROWER:

HIGHLANDS REIT, INC., a Maryland corporation

By: /s/ Paul Melkus
Name: Paul Melkus
Title: Authorized Officer

AGENT, ISSUING LENDER, AND LENDER:

THE HUNTINGTON NATIONAL BANK

By: /s/ Joshua Arundel
Name: Joshua Arundel
Title: Vice President

LENDERS:

CHEMICAL BANK,
a division of TCF National Bank

By: /s/ Ronald Konstantinovsky
Name: Ronald Konstantinovsky
Title: Vice President

MIDFIRST BANK

By: /s/ Todd Wright
Name: Todd Wright
Title: Senior Vice President

FIRST NATIONAL BANK

By: /s/ John E Wilgus II
Name: John E Wilgus II
Title: Senior Vice President

GUARANTOR:

1560 DOWNING LLC,
1620 CENTRAL LLC,
CHAMPA STREET LOFTS, LLC
IA ST. PAUL ATLAS LLC
IA NEW ULM ATLAS, LLC
MB EVANSTON SHERMAN LLC
THE LAFAYETTE DENVER, LLC
TRIMBLE JUNCTION VENTURES, LLC,
THE VIEW ONWER, LLC
each a Delaware limited liability company

By: Highlands REIT, Inc.,
a Maryland corporation
Its Sole Member

By: /s/ Paul Melkus
Name: Paul Melkus
Title: Authorized Officer